Exhibit 23.6












                          Independent Auditors' Consent



The Members
Jefferies Partners Opportunity Fund II, LLC:

We consent to the incorporation by reference in the registration statements (No. 2-84303) on Form S-8, (No. 33-6054) on Form S-8 and S-3, (No. 33-26434) on Form
S-8 and S-3,  (No.  33-30277) on Form S-8 and S-3,  (No.  33-61682) on Form S-8,
(No. 33-61718) on Form S-8, (No.  333-51494) on Form S-8 and (No.  333-86018) on
Form S-4 of Leucadia National Corporation of our report dated January 24, 2002, except as to Note 8 of the notes to the financial statements, which is as of February 15, 2002, relating to the statement of financial condition of Jefferies Partners Opportunity Fund II, LLC as of December 31, 2001 and 2000 and the related statements of earnings, changes in members' equity and cash flows for the years then ended and the period from May 20, 1999 (date of funding) through December 31, 1999, which report appears in the December 31, 2001 Annual Report on Form 10-K of Leucadia National Corporation.



                                                /s/ KPMG LLP



Los Angeles, California
September 9, 2003